Exhibit 10.8

HEART TEST LABORATORIES, INC.

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (“Agreement”) is made as of April __ , 2020 (the “Effective Date”) by and between Heart Test Laboratories, Inc. d/b/a Heart Sciences, a Texas corporation (the “Company”), Front Range Ventures LLC, a Wyoming limited liability company, or its assigns (“FRV”), and John Q. Adams, a Texas resident, or his assigns (“JQA”) (FRV and JQA each a “Lender” and together the “Lenders”).

RECITAL:

To provide the Company with additional resources to conduct its business, each Lender is willing to lend the Company the principal amount of Five Hundred Thousand Dollars ($500,000) (together, the “Principal Amount” and individually, as to each Lender’s respective contribution, the “Lender Amount”), subject to the terms and conditions specified herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and Lenders, intending to be legally bound, hereby agree as follows:

1.	AMOUNT AND DISBURSEMENTS

1.1. Amount. Subject to the terms and conditions of this Agreement, the Company shall borrow from each Lender such Lender’s Lender Amount, against the issuance and delivery by the Company of a secured promissory note to such Lender in the amount of the Lender Amount, in the form attached hereto as Exhibit A and incorporated herein (the “Notes”).

1.2. Disbursements. The Notes shall provide for a series of loans to be made by the Lenders to the Company. The Principal Amount will be disbursed in three installments: (a) $300,000 will be disbursed upon execution of this Agreement and the Notes; (2) $350,000 will be disbursed on or about July 2, 2020; and (3) $350,000 will be disbursed on or about September 4, 2020.

2.	INTEREST AND FEES.

2.1.	Interest.

(a) Interest will accrue on the outstanding Principal Amount at the rate of twelve percent (12%) per annum, compounded annually (“Accrued Interest”). The Company shall pay all Accrued Interest on the “Maturity Date” (as defined in Section 3.1).

(b) The Company will also pay interest at the rate of 18% per annum, compounded annually, on any amount owing under this Agreement or the Notes (collectively, the “Transaction Agreements”) that is not paid when due from the due date thereof until the amount is paid (“Default Interest”). Default Interest will be payable on demand.

(c) Interest, in item (b) above, will accrue from day to day and will be calculated on the basis of the actual number of days elapsed.

2.2. Maximum Rate. Notwithstanding any other provision of this Agreement, interest shall not exceed the maximum rate permitted by law; and if any amount is paid as interest in excess of such maximum rate, then the amount so paid will not constitute interest but will constitute a payment on account of the outstanding Principal Amount of the Notes, and which will be allocated in proportion to the outstanding Lender Amounts.

3.	MATURITY DATE

3.1. Maturity Date. The outstanding Principal Amount, together with all Accrued Interest thereon, shall be due and payable on September 30, 2021 (the “Maturity Date”). All payments and other charges due under the Transaction Agreements shall be made in lawful currency of the United States of America.

4.	THE CLOSING

4.1. Closing Date. The closing of the Loan (the “Closing”) shall be held as of the date hereof (the “Closing Date”).

4.2. Delivery. At the Closing (i) the Company shall execute and deliver to each Lender an executed counterpart of this Agreement and the Notes and (ii) each Lender shall execute and deliver to the Company an executed counterpart of this Agreement. The executed Transaction Agreements shall be delivered to the Lenders at the addresses for each respective Lender indicated on the signature pages of this Agreement.

5.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

As of the Effective Date, the Company hereby represents and warrants to each Lender as follows:

5.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Company has the requisite corporate power to own, lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

5.2. Power. The Company has and will have at the Closing all requisite power to execute and deliver the Transaction Agreements, and to carry out and perform its obligations under the terms of this Agreement and under the terms of the other Transaction Agreements.

5.3. Authorization. All corporate action on the part of the Company, its directors and its shareholders necessary for the authorization, execution, delivery by the Company of the Transaction Agreements and the performance of the Company’s obligations hereunder and thereunder, including the issuance and delivery of the Note, has been taken or will be taken. This Agreement and the other Transaction Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, (a) subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors, (b) with respect to rights to indemnity, subject to federal and state securities laws, and (c) subject to general principles of equity that restrict the availability of equitable remedies.

5.4. Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to, valid leasehold interests in, or personal property rights to the Company’s properties and assets, including the properties and assets currently used in its business, in each case subject to no Lien other than (i) the Lien of current taxes not yet due and payable, (b) Liens created in connection with the transactions contemplated hereby (c) Liens and encumbrances which do not materially detract from the value subject thereto or materially adversely affect the Company or its business as conducted and proposed to be conducted, and (d) the existing security interest granted in the Company assets to Guangren “Gary” Chen pursuant to that certain Security Agreement and Pledge between Chen and Debtor dated as of March 14, 2014. For the purposes hereof, the term “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

5.5. Intellectual Property. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes, and any applications for such that are in the process of being prepared, necessary for its business as now conducted and as presently proposed to be conducted (the “Company Intellectual Property”), and, to the Company’s knowledge, without any infringement of the rights of others.

5.6. Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership or operation of its properties, the violation of which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently proposed to be conducted.

5.7. Compliance with Other Instruments. The Company is not in violation or default of any term of, and the execution and delivery by the Company of the Transaction Agreements will not result in any violation or default with respect to, its articles of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a material adverse effect on the Company. The execution, delivery and performance of this Agreement and the other Transaction Agreements, and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with, give rise to any acceleration or right to accelerate, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any Lien upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

5.8. Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge.

5.9. Offering. The offer, issue, and sale of the Notes is and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and has been registered or qualified (or is exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws and regulations.

5.10. Covenants. Until the repayment in full of all amounts due under the Transaction Agreements, the Company covenants and agrees as follows:

(a) The Company shall not undertake any disposition of material assets without the prior written consent of the Lenders; and

(b) The Company shall not pledge, encumber or grant any additional security interest in any assets of the Company or any of its subsidiaries to any third party without the consent of the Lenders, excluding the pledge of assets pursuant to this Agreement and the Note.

6.	SECURITY AGREEMENT

6.1. As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Company’s obligations under the Transaction Agreements and in order to induce the Lenders to make the loans contemplated hereunder, the Company hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Lenders a security interest in all of the Company’s right, title and interest in, to and under all of the following property and assets, wherever located, whether now owned or hereafter acquired or arising, and all proceeds, products, accessions, additions, substitutions, rents, profits and replacements thereof, including, without limitation, all Inventory, Equipment, Fixtures, Goods, Accounts, account receivables, contract rights, Commercial Tort

Claims, chattel paper (tangible and electronic), Deposit Accounts, Documents, General Intangibles, payment intangibles, Software, Instruments, Promissory Notes, Investment Property, Letter-of-Credit Rights and letters-of-credit, and Supporting obligations, intellectual property (including, and without limitation, patents, patent applications, copyrights, trademarks and trade secrets), license rights, distribution rights, and rights to sue for infringement of General Intangible or intellectual property rights (all of which being collectively referred to herein as the “Collateral”).

6.2. The Company, on behalf of the Lenders, will file any financing statement or continuation statement (including “in lieu” continuation statements) necessary to perfect Lenders’ security interest in the Collateral.

6.3. At any time and from time to time, upon the written request of the Lenders, and at the sole expense of the Company, the Company shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Lenders may reasonably deem necessary or desirable to perfect and continue perfected or better perfect the Lenders’ liens in the Collateral.

6.4. The Lenders acknowledge that a security interest in the Collateral described in this Section 6 has been granted to Guangren “Gary” Chen pursuant to that certain Security Agreement and Pledge between Chen and Debtor dated as of March 14, 2014 (the “Chen Agreement”). The Company represents and warrants that, except for the security interest granted hereunder and the security interest granted under the Chen Agreement, the Company is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder. No other security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as shall be filed in favor of the Lenders pursuant to the Transaction Agreements or has been filed pursuant to the Chen Agreement. The foregoing representations and warranties are true and accurate as of the date hereof and shall be true and accurate for so long as any amount payable under the Transaction Agreements remains outstanding.

6.5. The Company has not received any written, or to its knowledge, oral communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the trademarks, service marks, trade names, patents, copyrights or trade secrets or other proprietary rights of any other person or entity. The foregoing representations and warranties are true and accurate as of the date hereof and shall be true and accurate for so long as any amount payable under the Transaction Agreements remains outstanding.

6.6. Lenders may exercise, in addition to and not in lieu of all other rights and remedies granted to it hereunder and under the Notes, all rights and remedies of a secured party under the law, including the Uniform Commercial Code in effect in any and all jurisdictions where UCC-1s are filed to perfect the Lenders’ security interest (the “UCC”). The Lenders shall not have any obligation or liability hereunder with respect to the Collateral.

6.7. For so long as payment obligations under the Transaction Agreements remain outstanding, the Company (i) shall not sell, lease, transfer, hypothecate, or otherwise dispose of or encumber any of the Collateral; (ii) shall not change the Company’s jurisdiction of organization without at least seven (7) days prior written notice to the Lenders; and (iii) shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any lien on the Collateral except the lien granted to the Lenders under the Transaction Agreements and the lien granted under Chen Agreement.

7.	MISCELLANEOUS

7.1. Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2. Successors and Assigns. The rights and obligations of the Company and the Lenders shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. All obligations of the Company hereunder shall survive the Closing.

7.3. Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Requisite Lenders, which may be withheld in such Lenders’ sole and absolute discretion.

7.4. Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.5. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas as applied to agreements among Texas residents, made and to be performed entirely within the State of Texas, without giving effect to conflicts of laws principles.

7.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be binding as original signatures.

7.7. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.8. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, within the United States, (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, within the United States, or (d) upon actual delivery if mailed or otherwise delivered in hard copy outside the Unites States. All communications shall be sent to the Company and to Lenders at the address(es) set forth on the signature page hereto or at such other address(es) as the Company or Lenders may designate by ten (10) days’ advance written notice to the other parties hereto.

7.9. Further Assurances. The Company agrees at any time and from time to time at its expense, upon request of a Lender, to promptly execute, deliver, or obtain or cause to be executed, delivered or obtained any and all further instruments and documents and to take or cause to be taken all such other action as a Lender may deem reasonably desirable in obtaining the full benefits of, or in preserving the liens and/or security interests of, the Transaction Agreements.

7.10. Survival. All representations, warranties, covenants and agreements made by the Company in connection herewith shall survive the disbursement of the loans, the execution and delivery of this Agreement and the Notes.

7.11. Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless agreed to in writing by the Company and each Lender.

7.12. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to Lenders, upon any breach or default of the Company under this Agreement or any other Transaction Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Lenders of any breach or default under this Agreement, or any waiver by Lenders of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Lenders, shall be cumulative and not alternative.

7.13. Entire Agreement. This Agreement together with the other Transaction Agreements constitute and contain the entire agreement among the Company and Lenders and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

[Remainder of Page Intentionally Left Blank]

In Witness Whereof, the parties have executed this Loan and Security Agreement as of the date first written above.

COMPANY:

Heart Test Laboratories, Inc. d/b/a Heart Sciences,

a Texas corporation

By:	/s/ Andrew Simpson
Name:	Andrew Simpson
Title:	Chairman

Company Address:

550 Reserve Street, Suite 360

Southlake, TX 76092

LENDERS:

Front Range Ventures, LLC

a Wyoming limited liability company

By: L. Lee Stryker Irrevocable Trust U/A/D 09/10/74

Its: Sole Member

By: First Western Trust Its: Trustee

/s/ Loren J. Richards
Loren J. Richards, Trust Officer

Mailing Address:

PO Box 1628

Laramie, WY 82073

/s/ John Q. Adams Sr.
John Q. Adams Sr.

Mailing Address:

2350 Airport Freeway, Suite 1600

Bedford, TX 76022

Loan & Security Agreement – Signature Pages